Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT

TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Premier Community Bankshares, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that based on their knowledge and belief: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Donald L. Unger
Donald L. Unger
President & Chief Executive Officer

/s/ Frederick A. Board
Frederick A. Board
Chief Financial Officer

Date: 11/10/04

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